EXHIBIT 99.1

Contact: Investor Inquiries (505) 468-2341
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SUN HEALTHCARE GROUP, INC. TO PRESENT AT THE ROTH CAPITAL
PARTNERS 16TH ANNUAL GROWTH STOCK CONFERENCE

Irvine, Calif. (Feb. 17, 2004) - Sun HealthCare Group, Inc. (OTC:SUHG.OB) today announced that Richard K. Matros, the company's chief executive officer, and Kevin W. Pendergest, the company's chief financial officer, are scheduled to present at the Roth Capital Partners 16th Annual Growth Stock Conference on February 18, at 5 p.m. PST. The conference is being held at the St. Regis Monarch Beach Resort & Spa in Dana Point (Calif.). A live audio webcast of the presentation can be heard at www.sunh.com on the Investor Information page.

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Sun Healthcare Group, Inc., with Executive Offices located in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate long-term and postacute care facilities in many states. In addition, the Sun Healthcare Group family of companies provides high-quality therapy, home care and other ancillary services for the healthcare industry.